Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.


                                                                   EXHIBIT 10.17


                          Exclusive License Agreement



                                    between



                  The Regents of the University of California



                                      and



                           Aurora Biosciences, Corp.



                                      for



                         Fluorescent Assay Technologies



   U.C. Case Nos. 93-289, 95-110, 95-219, 96-044, 96-160, 96-161, 96-162, 96-191

                               Table of Contents

       ARTICLE                                                                                                           PAGE
       -------                                                                                                           ----
1. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
2. Grant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
3. License Issue Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
4. Royalties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
5. Due Diligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
6. Progress and Royalty Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
7. Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
8. Life of the Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
9. Termination by The Regents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
10. Termination by Licensee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
11. Supply of the Biological Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
12. Maintenance of the  Biological Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
13. Disposition of the Biological Materials, Biological Products, . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
14. Use of Names and Trademarks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
15. Limited Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
16. Patent Prosecution and Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
17. Patent Marking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
18. Patent Infringement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
19. Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
20. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
21. Assignability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
22. Late Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
23. Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
24. Failure to Perform  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
25. Governing Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
26. Government Approval or Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
27. Export Control Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
28. Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
29. Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
30. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

U.C. Case Nos. 93-289, 95-110, 95-219, 96-044, 96-160, 96-161, 96-162, and
96-191


                          Exclusive License Agreement
                                      for
                         Fluorescent Assay Technologies

         This license agreement ("Agreement") is effective this ______ day of ____________, 1996, (the Effective Date") by and between The Regents of the University of California ("The Regents"), a California corporation, having its statewide administrative offices at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550 and Aurora Biosciences Corporation ("Licensee"), a Delaware corporation, having a principal place of business at 11149 North Torrey Pines Road, La Jolla, CA 92037.



                                    Recitals


         Whereas, certain inventions, generally characterized as fluorescent assay technologies, including DNA encoding a green fluorescent protein and fluorogenic substrates for Beta-lactamase ("Inventions"), useful for cell screening, were made at the University of California, San Diego ("UCSD") by Dr. Roger Tsien, et al., and are claimed in Patent Rights or within the Property Rights as defined below;

         Whereas, Licensee entered into secrecy agreements ("Secrecy Agreements") with The Regents covering UC Case Nos. *** on August 10, 1994; *** on January 1, 1995; *** on December 8 1995; and *** on February 22, 1996 for the purpose of evaluating the Invention;


***CONFIDENTIAL TREATMENT REQUESTED

         Whereas, Licensee entered into an option agreement ("Option Agreement") with The Regents on June 1, 1995 and ending on December 1, 1995 in order to evaluate its commercial interest in the Invention;

         Whereas, Licensee entered into a letter agreement with The Regents on March 6, 1996 covering certain negotiated provisions that are contained in this Agreement and a letter agreement with The Regents on April 26, 1996, with respect to the Biological Materials ("Letter Agreements");

         Whereas, the Invention was made under research funding provided in part by the Department of Health and Human Services (DHHS) and in part by the Howard Hughes Medical Institute (HHMI), and as a consequence, this Agreement is subject to overriding obligations to the federal government and to HHMI;

         Whereas, under 35 USC Section 200-212, The Regents may elect to retain title to any invention (including the Invention) made by it under U.S. Government funding;

         Whereas, if The Regents elects to retain title to the Invention, then the law requires that The Regents grant to the U.S. Government a nontransferable, paid-up, nonexclusive, irrevocable license to use the Invention by or on behalf of the U.S. Government throughout the world;

         Whereas, The Regents elected to retain title to the Invention covered by UC Case Nos. *** on November 19, 1993; *** on February 5, 1996; *** on October 25, 1995; and *** and *** on January 8, 1996, and granted the required licenses to the U.S. Government;

         Whereas, The Regents has acquired the right to grant this license from the Howard Hughes Medical Institute (HHMI) under the terms of the interinstitutional agreement ("Interinstitutional Agreement"), having UC Control No. 86-18-0017;

*** CONFIDENTIAL TREATMENT REQUESTED

         Whereas, The Regents is required under the terms of Interinstitutional Agreement to grant to the HHMI a paid-up, non-exclusive, irrevocable license to use the Invention for its non-commercial purposes, but with no right to sublicense;

         Whereas, the Licensee is a "small entity" as defined in 37 CFR Section
1.9 and a "small-business concern" defined in 15 U.S.C. Section 632;

         Whereas, it is the intent of the parties to this Agreement to create a bailment (as provided for in Sections 2.2, 2.3 and 2.4 herein), among other things, for the Biological Materials as defined below subject to Licensee's rights as set forth herein;

         Whereas, both parties recognize that royalties due under this Agreement will be paid on pending patent applications and issued patents;

         Whereas, Licensee requested certain rights from The Regents to commercialize the Invention; and

         Whereas, The Regents responded to the request of Licensee by granting the following rights to Licensee so that the products and other benefits derived from the Invention can be enjoyed by the general public.



                                - - oo 0 oo - -



         The parties agree as follows:

                                1.  Definitions



         As used in this Agreement, the following terms will have the meaning set forth below:

         1.1 "Patent Rights" means all U.S. patents and patent applications and foreign patents and patent applications assigned to The Regents, and in the case of foreign patents and patent applications, those requested under Section
16.4 herein, including any reissues, extensions, substitutions, continuations, divisions, and continuation-in-part applications (only to the extent, however, 1) that such continuation-in-part applications are covered in Section 1.1.9 below; or 2) that claims in the continuation-in-part applications are entitled to the priority filing date of one or more of the following patent applications listed in Sections 1.1.1 through 1.1.8 below) based on and including any subject matter claimed in or covered by the following:

                 1.1.1. Pending U.S. Patent Application Serial No. ***, entitled *** filed ***, by Dr. Roger Tsien, et al. and assigned to The Regents ***;

                 1.1.2. Pending U.S. Patent Application Serial No. *** filed ***, by Dr. Roger Tsien, et al. and assigned to The Regents ***;

                 1.1.3. Pending U.S. Patent Application Serial No. *** filed ***, by Dr. Roger Tsien, et al. and assigned to The Regents ***.

                 1.1.4. Pending PCT Application Serial No. ***, filed *** by Dr. Roger Tsien, et al. and assigned to The Regents ***;

                 1.1.5. Pending U.S. Patent Application Serial No. *** filed ***, by Dr. Roger Tsien, et al. and assigned to The Regents ***;

                 1.1.6. Any U.S. Patent Application based on subject matter described in UC Case Number ***


*** CONFIDENTIAL TREATMENT REQUESTED

                          *** disclosed by Dr. Roger Tsien, et al. and assigned to The Regents; and

                 1.1.7. Any U.S. Patent Application based on subject matter described in *** disclosed by Dr. Roger Tsien, et al. and assigned to The Regents; and

                 1.1.8. Any U.S. Patent Application based on subject matter described in ***************************************
                          *********************************," disclosed by Dr.
                          Roger Tsien, et al. and assigned to The Regents.

                 1.1.9 Any continuation-in-part applications that are filed by *** where such continuation-in-part applications disclosed Inventions at UCSD and name Roger Tsien or an employee of The Regents in Roger Tsien's laboratory at UCSD as an inventor, and are based on one or more of the patent applications described in Sections
                          1.1.1 through 1.1.8 immediately above.

         1.2.    "Biological Materials" means ***

         1.3. "Biological Product" means any product containing: (a) a plasmid, a protein structure, a cDNA clone, a promoter, a gene or a chimeric gene, antibodies, or fragments thereof and their sequences derived from or containing the Biological Materials; (b) any protein structure produced or encoded by the Biological Materials; or (c) a compound (substantially similar or identical to a compound in (a) or (b) above), produced by chemical synthesis or by any other method which could not have been produced but for the use of the Biological Materials. Biological Products may either be Patent Products or Proprietary Products.

         1.4. "Identified Product" means any product, compound, biological agent, or other material not claimed by the Patent Rights and not comprising a Biological Product,


***CONFIDENTIAL TREATMENT REQUESTED
but identified by Licensee or a sublicensee using the Biological Materials or Biological Products.

         1.5.    "Patent Products" means:

                 1.5.1. any kit, composition of matter, material, product, or Biological Product;

                 1.5.2. any kit, composition of matter, material, product, or Biological Product to be used in a manner requiring the performance of the Patent Method; or

                 1.5.3. any kit, composition of matter, material, product, or Biological Product produced by the Patent Method;

the extent that the manufacture, use, or sale of such kit, composition of matter, material, product, or Biological Product, in a particular country, would be covered by or infringe, but for the license granted to Licensee pursuant to this Agreement, an unexpired claim of a patent or pending claim of a patent application were it issued as a claim in a patent under Patent Rights in that country in which such patent has issued or application is pending.

         1.6. "Patent Method" means any process or method covered by the claims of a patent application or patent within Patent Rights or the use or practice of which would constitute in a particular country, but for the license granted to Licensee pursuant to this Agreement, an infringement of an unexpired claim of a patent or pending claim of a patent application were it issued as a claim in a patent within Patent Rights in that country in which the Patent Method is used or practiced.

         1.7. "Proprietary Products" means any kit, composition of matter, material, or product containing a Biological Product, the manufacture, use, or sale of which in a particular country is not within an unexpired, valid claim of a patent or a pending claim of a patent application under Patent Rights in such country.

         1.8. "Products" means Patent Products, Identified Product, Proprietary Products, and Services.

         1.9. "Property Rights" means all personal proprietary rights of The Regents covering the tangible personal property in the Biological Materials.
In no case, however, will Property Rights include Patent Rights.

         1.10. "Research Reagent" means the *** . A Research Reagent may be a Patent Product or a Proprietary Product.

         1.11. "Net Sales" means the *** . Where Licensee distributes Products to an Affiliate, a Joint Venture, or a sublicensee for end use by such Affiliate, Joint Venture, or sublicensee, then such distribution will be considered a sale at list price normally charged to independent third parties, and The Regents will be entitled to collect a royalty on such sale in accordance with Article 4. (Royalties).

         1.12. "Services" means services provided by Licensee or its sublicensees to its customers when such services require the use of the Patent Rights or Property Rights.

         1.13. "Service Revenues" means revenues paid to Licensee or its sublicensees for Services.


***CONFIDENTIAL TREATMENT REQUESTED

         1.14. "Affiliate(s)" of Licensee means any entity which, directly or indirectly, controls Licensee, is controlled by Licensee, or is under common control with Licensee ("control" for these purposes being defined as the actual, present capacity to elect a majority of the directors of such affiliate, or if not, the capacity to elect the members that control forty percent of the outstanding stock or other voting rights entitled to elect directors) provided, however, that in any country where the local law will not permit foreign equity participation of a majority, then an "Affiliate" will include any company in which Licensee will own or control, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by local law. Each reference to Licensee herein will be meant to include its Affiliates.

         1.15. "Joint Venture" means any separate entity established pursuant to an agreement between a third party and Licensee to constitute a vehicle for a joint venture, in which the separate entity manufactures, uses, purchases, sells, or acquires Products from Licensee. Each reference to Licensee herein will be meant to include its Joint Venture(s).

                                   2.  Grant

         2.1. Subject to the limitations set forth in this Agreement and subject to the license granted to the U.S. Government and to HHMI as set forth in the Recitals above, where Patent Rights exists, The Regents hereby grants to the licensee an exclusive license under Patent Rights to (i) make, have made, and use the Biological Materials and Biological Products; (ii) to make, have made, use, import, offer for sale, and sell Patent Products; (iii) to practice the Patent Methods; and (iv) to provide services to others.

         2.2. Subject to the limitations set forth in this Agreement and subject to the licenses granted to the U.S. Government and to HHMI as set forth in the Recitals above, where The Regents may lawfully grant such a license, The Regents hereby grants to Licensee an exclusive license under the Property Rights to (i) make, have made, and use the Biological Materials and Biological Products; (ii) to make, have made, use, import, offer for sale, and sell Proprietary Products; and (iii) to provide Services to others.

         2.3. Licensee acknowledges that title to the tangible material comprising the Biological Materials is owned by The Regents and is not transferred to Licensee under this Agreement, except that Licensee may transfer title of such Biological Materials as are sold as Biological Products or Research Reagents under the terms of this Agreement.

         2.4.    The licenses granted under Property Rights set forth in
Section 2.2 above expressly limit the rights granted to Licensee to those licenses expressly stated in this Agreement and for no other purpose.

         2.5. The licenses granted hereunder will be subject to the overriding obligations to the U.S. Government including those set forth in 35 U.S.C. Section 200-212 and applicable governmental implementing regulations.

         2.6. The manufacture of Products and the practice of the Patent Method will be subject to applicable government importation laws and regulations.

         2.7. The Regents also grants to Licensee the right to issue sublicenses under the rights granted in Sections 2.1 and 2.2 above to third parties, provided Licensee retains current exclusive rights thereto under this Agreement. To the extent applicable, such sublicenses will include all of the rights of and obligations due to The Regents (and, if applicable, the United States Government) that are contained in this Agreement including payment of fees and royalties at the rates provided for in Section 3.2 and Article 4. (Royalties).

         2.8. Licensee will notify The Regents of each sublicense granted hereunder and provide The Regents with a copy of each sublicense, which shall be treated as

Proprietary Information of Licensee as defined in Article 29. (Confidentiality). Licensee will collect and pay all such fees and royalties due The Regents from sublicensees as set forth in Sections 3.2 and 4.1 below (and guarantee all such payments due from sublicensees). Licensee will require sublicensees to provide it with progress and royalty reports in accordance with the provisions herein, and Licensee will collect and deliver to The Regents all such reports due from sublicensees.

         2.9. Upon termination of this Agreement for any reason, all sublicenses granted by Licensee in accordance with this Agreement will remain subject to the terms of such sublicenses in effect, and shall be assigned to and assumed by The Regents except that sublicenses which: (i) are in a state of breach as yet uncured by the sublicensee; or (ii) sublicenses which conflict with state, or federal law, or the previously established written policy of The Regents, shall not be assigned to and assumed by The Regents. The Regents will not be bound by any duties and obligations contained in the sublicenses that extend beyond the duties and obligations assumed by The Regents in this Agreement and shall have no right to receive any payment from such sublicensees except the amounts due under this Agreement for the activities of such sublicensees.

         2.10. The Regents may, at its own discretion, disclose to Licensee certain chemical and biological materials relating to the Patent Rights and Property Rights that are developed in Dr. Roger Tsien's laboratory at UCSD. The Regents hereby grants to Licensee the right to elect to include under this Agreement any or all of such chemicals and biological materials.

         2.11. In accordance with Section 2.10, Licensee will notify The Regents in writing within 60 days of the disclosure by The Regents of any such further chemicals and/or biological materials which Licensee elects to be included under this Agreement, and such chemicals and biological materials shall be Biological Materials for all purposes of this Agreement.

         2.12. Because this Agreement grants the exclusive right to use or sell the Products in the United States, Licensee acknowledges that any component of a Product which embodies a patented Invention or is produced through the use thereof for sale in the United States will be manufactured substantially in the United States to the extent required by 35 U.S.C. Section 204.

         2.13. Nothing in this Agreement will be deemed to limit the right of The Regents to publish any and all technical data resulting from any research performed by The Regents relating to the Invention, Biological Materials, Biological Products, and Patent Methods and to make and use the Invention, Biological Materials, Biological Products, and Patent Methods, and associated technology owned by The Regents solely for educational and research purposes.

                             3.  License Issue Fee

         3.1. As partial consideration for all the rights and licenses granted to Licensee, Licensee will pay to The Regents a license issue fee of ***, payable according to the following schedule:

                 3.1.1. *** will be sent by Licensee to The Regents together with two copies of this Agreement executed by Licensee;

                 3.1.2. *** will be sent by Licensee to The Regents on or before ***;

                 3.1.3. *** will be sent by Licensee to The Regents on or before ***;

                 3.1.4. *** will be sent by Licensee to The Regents on or before ***;



***CONFIDENTIAL TREATMENT REQUESTED

                 3.1.5. *** will be sent by Licensee to The Regents on or before ***;

                 3.1.6. *** will be sent by Licensee to The Regents on or before ***;

                 3.1.7. *** will be sent by Licensee to The Regents on or before ***; and

                 3.1.8. *** will be sent by Licensee to The Regents on or before ***.

         3.2. Licensee will also pay to The Regents fees equal to *** of Service Revenues and *** of the Service Revenues *** received by Licensee from each third party with which it enters into a corporate alliance for screening services using Patent Rights and Property Rights. Notwithstanding the above, Licensee shall have no obligation to pay to The Regents any amounts it receives from a third party for the purchase of equity, research funding, debt financing, reimbursement of patent filing, prosecution, and/or maintenance expenses or other expenses.

         3.3.    ***

                                 4.  Royalties

         4.1. As further consideration for all the rights and licenses granted to Licensee, Licensee will also pay to The Regents an earned royalty based on Net Sales according to the following:

                 4.1.1.   (a)    A royalty rate of *** of the Net Sales paid to
                          Licensee and its sublicensees with respect to each Identified Product ***


***CONFIDENTIAL TREATMENT REQUESTED

                          *** for each Identified Product, and a royalty rate of *** of the Net Sales paid to Licensee and its sublicensees of each Identified Product *** for each such Identified Product.

                          (b) Notwithstanding Section 4.1.1(a) above, if Licensee and a particular sublicensee are unable to agree on a royalty *** of Identified Products by such sublicensee *** and a royalty rate *** of Identified Products for ***, then the royalty due to The Regents *** will be equal to ***, if any, agreed to between Licensee and such sublicensee *** of such Identified Product by such sublicensee.

                          (c) In the event Licensee is unable to negotiate with a particular sublicensee any royalty on the Net Sales of Identified Products, then in such case Licensee will not be entitled to take, in lieu of royalties on Net Sales by such sublicensee of Identified Products, consideration in any form for:
                          (i) equity in Licensee above fair market value; (ii) research funding for screening to identify Identified Products in excess of fully burdened direct and indirect costs therefore; or (iii) reimbursement of patent filing, prosecution, and maintenance expenses; and

                          (d) For the avoidance of doubt, it is understood and agreed that, except as provided in Section 4.1.1(a) and (b) above, The Regents shall not be entitled to any royalty on Net Sales of Identified Products, and if Section 4.1.1(c) applies to a particular sublicense, the consideration received by Licensee from such sublicensee will be in the form of Service Revenues, and the only amounts due The Regents under this Agreement with respect thereto shall be the amounts set forth in Section 3.2, and not a royalty based on the Net Sales of Identified Products.

                 4.1.2.   (a)     A royalty rate *** by Licensee and its
                          sublicensees of Research Reagents and any other Product that is not an Identified Product or Services. Licensee will be entitled to reduce the royalty due The Regents



***CONFIDENTIAL TREATMENT REQUESTED
                          on the Net Sales of such Research Reagents and other Products if Licensee must pay a royalty to The Regents on Patent Rights and Property Rights and a third party with respect to intellectual property rights in which The Regents has no ownership interest. In such event, if the combined royalties due The Regents and the third party(s) ***, Licensee may reduce the royalty due The Regents ***, provided, however, that in no event will the royalty rate due The Regents on the Research Reagent or such Product be ***.

                          (b) For the avoidance of doubt, it is understood and agreed that Licensee shall have no obligation to sell or have sold any Research Reagents except those listed on Appendix E hereto.

         4.2. Licensee will not be entitled to apply the royalty reduction specified in Section 4.1.2(a) of this section to royalties due The Regents under Section 4.1.1 of this Article 4. (Royalties) or any other provisions of this Agreement except the provisions set forth in Section 4.1.2(a).

         4.3. Sections 1.1, 1.5, and 1.6 define Patent Rights, Patent Products, and Patent Methods so that royalties will be payable on Patent Products and Patent Methods covered by both pending patent applications and issued patents. Earned royalties will accrue on Patent Products on a Product-by-Product basis in each country for the duration of Patent Rights in that country and will be payable to The Regents when Patent Products are invoiced, or if not invoiced, when delivered to a third party or to itself, an Affiliate, Joint Venture, or sublicensee in the case where such delivery of the Patent Products to Licensee, an Affiliate, Joint Venture, or sublicensee is intended for end use. If no Patent Rights exist in a country, earned royalties will accrue on a Proprietary Product, on a Product-by-Product basis, until the

*** CONFIDENTIAL TREATMENT REQUESTED
tenth anniversary of the first commercial sale of a particular Proprietary Product in such country. Earned royalties will accrue on Identified Products, on a Product-by-Product basis, until the tenth anniversary of the first commercial sale of a particular Identified Product in such country.

         4.4.    Royalties accruing to The Regents will be paid to The Regents
***:

                 #   ***

                 #   ***

                 #   ***

                 #   ***

Each such payment will be for royalties which accrued ***.

         4.5. Beginning ***, and in each succeeding calendar year after ***, Licensee will pay *** and thereafter for the life of this Agreement. This *** will be paid to The Regents by *** of each year and will be credited against the earned royalty due and owing for the calendar year in which the minimum payment was made.

         4.6. All monies due The Regents will be payable in United States funds collectible at par in San Francisco, California. When Products are sold for monies other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which such Products were sold and then converted into equivalent United States funds. The exchange rate will be that rate quoted in the Wall Street Journal on the last business day of the reporting period.

         4.7.    *** Notwithstanding the foregoing, if the Regents


*** CONFIDENTIAL TREATMENT REQUESTED
is required to pay taxes on its royalties under the laws of any country, then Licensee will pay such amounts to the proper authorities, withhold such amounts from royalties paid to The Regents, and provide The Regents with all documents and assistance reasonably necessary to enable The Regents to recover all or part of such amounts pursuant to any double taxation treaty or otherwise. Licensee will also be responsible for all bank transfer charges.

         4.8. Notwithstanding the provisions of Article 28. (Force Majeure), if at any time legal restrictions prevent prompt remittance of part or all royalties owed to The Regents by Licensee with respect to any country where a Product is sold or distributed, Licensee will convert the amount owed to The Regents into United States funds and will pay The Regents directly from another source of funds for the amount impounded.

         4.9. In the event that any patent or any claim thereof included within the Patent Rights is held invalid or unenforceable in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based on such patent or claim or any claim patentably indistinct therefrom will cease as of the date of such final decision. Licensee will not, however, be relieved from paying any royalties that accrued before such decision or that are based on another patent or claim that has not expired or that is not involved in such decision or that are based on Property Rights.

         4.10. No royalties will be collected or paid hereunder to The Regents on Products sold to the account of the U.S. Government. Licensee and its sublicensee will reduce the amount charged for Products distributed to the United States Government by an amount equal to the royalty for such Products otherwise due The Regents as provided herein.

         4.11.   ***


*** CONFIDENTIAL TREATMENT REQUESTED

************************. No royalty shall be payable under Section 4.1 above with respect to sales of Products among Licensee and its sublicensees where such sales are not for end use by such Licensee or its sublicensees, nor shall a royalty be payable under this Article 4. (Royalties) with respect to Products distributed for use in research and/or development in clinical trials, or as promotional samples.

                               5.  Due Diligence

         5.1. Licensee, upon execution of this Agreement, will diligently proceed to develop and provide Services, and to develop, manufacture, and sell Research Reagents and will earnestly and diligently market the same after execution of this Agreement and in quantities sufficient to meet the market demands therefor.

         5.2. Licensee will be entitled to exercise prudent and reasonable business judgment in the manner in which it meets its due diligence obligations hereunder. In no case, however, will Licensee be relieved of its obligations to meet the due diligence provisions of this Article 5. (Due Diligence).

         5.3. Licensee will obtain all necessary governmental approvals in each country in which Licensee elects to manufacture or commercialize Research Reagents and provide Services.

         5.4.    If Licensee is unable to perform any of the following:

                 5.4.1. Obtain at least Ten Million Dollars ($10m) in funding by August 31, 1996; and

                 5.4.2. Complete at least one Corporate Alliance with a pharmaceutical or biotechnology company for Services to identify Identified Products using patent Rights and Property Rights before April 1, 1997; and

                 5.4.3. Fill the market demand for Services and Identified Products that are marketed by licensee following commencement of marketing at any time during the exclusive period of this Agreement.


*** Confidential Treatment Requested
then The Regents will have the right and option, subject to Section 5.7 below, to terminate this Agreement or reduce the exclusive licenses granted to Licensee to non-exclusive licenses in accordance with Section 5.6 hereof. The exercise of this right and option by The Regents will supersede the rights granted in Article 2 (Grant).

         5.5. In addition to the provisions of Section 5.4 above, Licensee shall also market each of the Research Reagents listed on Appendix E attached hereto to nonprofit/academic institutions solely for their internal, noncommercial research use either within: (i) two years following the Effective Date of this Agreement; or (ii) six months following the publication of the first paper describing the use of the Research Reagent, whichever is earlier. This Section 5.5 may be satisified by Licensee or its sublicenseees.

         5.6. If Licensee fails to market a particular Research Reagent in accordance with Section 5.5 above, then The Regents will have the right and option, subject to Section 5.7 below, to terminate all rights granted to Licensee under this Agreement with respect to that particular Research Reagent. This termination includes Licensee's right to use the particular Research Reagent for its own internal use. The Regents will thereafter be free to dispose of the particular Research Reagent as it wishes. The exercise of this right and option by The Regents will supersede the rights granted in Article 2 (Grant).

         5.7. To exercise either the right to terminate this Agreement in whole or with respect to any portion of Patent Rights or Property Rights, or reduce the exclusive licenses granted to Licensee to non-exclusive licenses for lack of diligence required in this Article 5. (Due Diligence), The Regents will give Licensee written notice of the deficiency stating its intent to terminate this Agreement in whole or with respect to any portion of Patent Rights or Property Rights, or to reduce the licenses to non-exclusive licenses. Licensee thereafter shall have 60 days to cure the deficiency. If The Regents has not received written tangible evidence satisfactory to The Regents that the deficiency has been cured by the end of the 60-day period, then The Regents may, at its option, terminate this Agreement in whole or with respect to any portion of Patent Rights or Property Rights, or reduce the exclusive licenses granted to Licensee to non-exclusive licenses by giving written notice to Licensee. These notices will be subject to Article 20. (Notices).

                        6.  Progress and Royalty Reports

         6.1. Beginning August 31, 1996, and semi-annually thereafter, Licensee will submit to The Regents a progress report covering activities by Licensee and its sublicensees related to the development and testing of all their Products and the obtaining of the governmental approvals necessary for marketing them, but Licensee will not be required to report on Products for which a royalty is not due The Regents. These progress reports will be provided to The Regents to cover the progress of the research and development of the Products until the first commercial sale of Products in the United States.

         6.2. The progress reports submitted under Section 6.1 will include, but not be limited to, the following topics so that The Regents may be able to determine the progress of the development of Products on which a royalty is due The Regents and may also be able to determine whether or not Licensee has met its diligence obligations set forth in Article 5. (Due Diligence) above:

                 #   summary of work in progress in anticipation of providing
                      Services and Research Reagents

                 # summary of work completed in anticipation of providing Services and Research Reagents

                 #   summary of Services completed

                 # current schedule of anticipated events or milestones specified in Section 5.4 and 5.5

                 # anticipated market introduction date of Products on which a royalty is due The Regents

                 #   sublicenses granted, if any

         6.3. Licensee also will report to The Regents in its immediately subsequent progress and royalty report the date of first commercial sale of each Product for which a royalty is due to The Regents in each country.

         6.4. After the first commercial sale of a Product on which a royalty is due The Regents, Licensee will provide The Regents with quarterly royalty reports to The Regents on or before each February 28, May 31, August 31, and November 30 of each year. Each such royalty report will cover the most recently completed calendar quarter of Licensee (October through December, January through March, April through June, and July through September) and will show:

                 6.4.1. the gross sales and Net Sales of such Products sold by Licensee and reported to Licensee as sold by its sublicensees during the most recently completed calendar quarter;

                 6.4.2. the number of such Products sold or distributed by Licensee and reported to Licensee as sold or distributed by its sublicensees;

                 6.4.3. the royalties, in U.S. dollars, payable hereunder with respect to Net Sales; and

                 6.4.4.   the exchange rates used, if any.

         6.5. If no sales of Products for which a royalty is due to The Regents have been made during any reporting period after the first commercial sale of such Product, then a statement to this effect is required.

                             7.  Books and Records

         7.1. Licensee will keep books and records accurately showing all Products manufactured, used, and/or sold with respect to which Licensee owes royalties to The Regents under the terms of this Agreement. Such books and records will be preserved for at least five years after the date of the royalty payment to which they pertain and will be open to inspection by representatives or agents of The Regents during normal business hours at agreed upon times to determine the accuracy of the books and records and to determine compliance by Licensee with the terms of this Agreement. Such independent certified public accountant shall be bound to hold all information in confidence except as necessary to communicate Licensee's non-compliance with this Agreement to The Regents. The only purpose of any inspection and audit pursuant to this Paragraph 7.1 shall be to verify Licensee's royalty statement or payment under this Agreement and to determine Licensee's compliance with the other provisions thereunder.

         7.2. The fees and expenses of representatives of The Regents performing such an examination will be borne by The Regents. However, if an error in royalties of *** of the total royalties due for any year is discovered, then the fees and expenses of these representatives will be borne by Licensee.

                           8.  Life of the Agreement

         8.1. Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the Effective Date and will remain in effect for the life of the last-to-expire patent licensed under this Agreement, or until the last patent application licensed under this Agreement is abandoned, or in the event no patent issues, for a period of fifteen (15) years from market introduction for the last to be introduced Proprietary Product in the United States.

         8.2. In the event this Agreement remains in effect for the entire term specified in Paragraph 8.1 above, and is not otherwise terminated under the provisions of Articles 5. (Due Diligence), 9. (Termination by The Regents), or 10. (Termination by Licensee), Licensee is hereby granted an option for renewal of this Agreement for a period of twenty (20) years from the date of its termination. Said option for renewal shall be


*** CONFIDENTIAL TREATMENT REQUESTED
automatically exercised provided that the Licensee has not notified The Regents to the contrary prior to the option renewal date. The renewal licenses will be for the same terms and conditions as set forth in this Agreement, except that
***.

         8.3. Any termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

                 Article 7      Books and Records

                 Article 13     Disposition of Products on Hand Upon Termination

                 Article 14     Use of Names and Trademarks

                 Article 19     Indemnification

                 Article 22     Late Payments

                 Article 24     Failure to Perform

                 Article 29     Confidentiality

         8.4. Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, or preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

                         9.  Termination by The Regents

         9.1. If Licensee should violate or fail to perform any term or covenant of this Agreement, then The Regents may give written notice of such default ("Notice of Default") to Licensee. If Licensee should fail to repair such default within 60 days after the date of such notice takes effect, The Regents will have the right to terminate this Agreement and the licenses herein by a second written notice ("Notice of Termination") to Licensee. If a Notice of Termination is sent to Licensee, this Agreement will



*** CONFIDENTIAL TREATMENT REQUESTED
automatically terminate on the date such notice takes effect. Such termination will not relieve Licensee of its obligation to pay any royalty or license fees owing at the time of such termination and will not impair any accrued right of The Regents. These notices will be subject to Article 20. (Notices).

                          10.  Termination by Licensee

         10.1. Licensee will have the right at any time to terminate this Agreement in whole or as to any portion of Patent Rights or Property Rights by giving notice in writing to The Regents. Such Notice of Termination will be subject to Article 20. (Notices) and termination of this Agreement in whole or with respect to any portion of the Patent Rights or Property Rights will be effective 60 days after the effective date thereof.

         10.2. Any termination pursuant to the above paragraph will not relieve Licensee of any obligation or liability accrued hereunder prior to such termination or rescind anything done by Licensee or any payments made to The Regents hereunder prior to the time such termination becomes effective, and such termination will not affect in any manner any rights of The Regents arising under this Agreement prior to such termination.

                    11.  Supply of the Biological Materials

                            and Biological Products

         11.1. The Regents will initially supply Licensee with viable samples of the Biological Materials set forth in Appendix D within thirty (30) days of the Effective Date or as soon as reasonably practicable, and additional Biological Materials elected by Licensee pursuant to Section 2.11 promptly after Licensee's notice to The Regents pursuant to such Section. To the extent Licensee requires and requests additional samples from The Regents during the term hereof (due to failure of the initial supply of Biological Material(s)), and The Regents has such additional samples in its possession,

The Regents agrees to supply such additional samples. Licensee will pay the actual handling and shipping costs for any additional samples provided.

                 12.  Maintenance of the  Biological Materials

         12.1. The Regents shall instruct Dr. Roger Tsien that if The Regents circulates any of the Biological Materials to third parties for noncommercial research purposes, it shall only do so under the terms and conditions set forth in the biological material transmission letter attached hereto as Appendix A. The Regents expressly reserves the right to transfer the Biological Materials to non-profit entities strictly for noncommercial research purposes in the manner set forth above. The Regents agrees that it will not otherwise transfer the Biological Materials. The Licensee acknowledges that The Regents' right to so transfer the Biological Materials could lead to the inadvertent loss or diminution of the proprietary commercial value of the Biological Materials.

       13.  Disposition of the Biological Materials, Biological Products,
                      and Products on Hand Upon Termination

         13.1. Upon termination of this Agreement prior to the expiration of its full term, the Licensee shall have the privilege of disposing all previously made or partially made Products, but no more, for a period of one hundred and twenty (120) days following the effective date of termination, provided, however, that the sale of such Products shall be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports in connection therewith.

         13.2. Upon termination of this Agreement for any reason, Licensee, at its sole discretion, shall destroy or transfer to The Regents any Biological Materials in its possession within thirty (30) days following the effective date of termination. Licensee shall provide The Regents within sixty (60) days following said termination date with written notice that the Biological Materials have been destroyed.

                        14.  Use of Names and Trademarks

         14.1. Nothing contained in this Agreement will be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto by the other (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use by Licensee of the name "The Regents of the University of California" or the name of any campus of the University of California for use in advertising, publicity, or other promotional activities is expressly prohibited.

         14.2. It is understood that The Regents will be free to release to the inventors, HHMI, and senior administrative officials employed by The Regents the terms of this Agreement upon their request. If such release is made, The Regents will request that such terms will be kept in confidence in accordance with the provisions of Article 29. (Confidentiality) and not be disclosed to others. It is further understood that should a third party inquire whether a license to Patent Rights is available, The Regents may disclose the existence of this Agreement and the extent of the grant in Article
2. (Grant) to such third party, but will not disclose the name of Licensee, except where The Regents is required to release such information under either the California Public Records Act or other applicable law.

                             15.  Limited Warranty

         15.1. The Regents warrants to Licensee that it has the lawful right to grant these licenses and bailment.

         15.2. This license and the associated Invention, Biological Materials, Products, and Patent Method are provided WITHOUT WARRANTY OF MERCHANTABILITY OR

FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE INVENTION, BIOLOGICAL MATERIALS, PRODUCTS, OR PATENT METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

         15.3. IN NO EVENT WILL THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION, BIOLOGICAL MATERIALS, PRODUCTS, OR PATENT METHOD.

         15.4.   Nothing in this Agreement will be construed as:

                 15.4.1. a warranty or representation by The Regents as to the validity, enforceability, or scope of any Patent Rights or Property Rights; or

                 15.4.2. a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

                 15.4.3. an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 18. (Patent Infringement); or

                 15.4.4. conferring by implication, estoppel, or otherwise any license or rights under any patents of The Regents other than Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Patent Rights; or

                 15.4.5. an obligation to furnish any know-how not provided in Patent Rights and Property Rights.

                    16.  Patent Prosecution and Maintenance

         16.1. The Regents will diligently prosecute and maintain the United States and foreign patents comprising Patent Rights using counsel of its choice. The Regents will promptly provide Licensee with copies of all relevant documentation so that Licensee may be currently and promptly informed and apprised of the continuing prosecution, and may comment upon such documentation sufficiently in advance of any initial deadline for filing a response, provided, however, that if Licensee has not commented upon such documentation prior to the initial deadline for filing a response with the relevant government patent office or The Regents must act to preserve Patent Rights, The Regents will be free to respond appropriately without consideration of comments by Licensee, if any. Both parties hereto will keep this documentation in confidence in accordance with the provisions of Article 29. (Confidentiality) herein. Counsel for The Regents will take instructions only from The Regents.

         16.2. The Regents will use all reasonable efforts to amend any patent application to include claims requested by Licensee and required to protect the Products contemplated to be sold or Patent Method to be practiced under this Agreement.

         16.3. The Regents and Licensee will cooperate in applying for an extension of the term of any patent included within Patent Rights, if appropriate, under the Drug Price Competition and Patent Term Restoration Act of 1984. Licensee will prepare all such documents, and The Regents will execute such documents and will take such additional action as Licensee may reasonably request in connection therewith.

         16.4. The Regents will, at the request of Licensee, file, prosecute, and maintain patent applications and patents covered by Patent Rights in foreign countries if available. Licensee must notify The Regents within seven months of the filing of the corresponding United States application of its decision to request The Regents to file foreign counterpart patent applications. This notice concerning foreign filing must be in writing and must identify the countries desired. The absence of such a notice from Licensee to The

Regents within the seven-month period will be considered an election by Licensee not to request The Regents to secure foreign patent rights on behalf of Licensee; provided, however, that the absence of such notice from Licensee to The Regents within the seven-month period with respect to United States applications filed within eight months prior to the Effective Date of this Agreement will not be considered an election by licensee not to request The Regents not to secure foreign patent rights. In such event, Licensee must notify The Regents of its decision to request The Regents to file foreign counterpart patent applications within ninety (90) days of the conventional filing date of such applications. The Regents will have the right to file patent applications at its own expense in any country Licensee has not included in its list of desired countries, and such applications and resultant patents, if any, will not be included in the licenses granted under this Agreement.

         16.5. All past, present and future costs of preparing, filing, prosecuting and maintaining all United States and foreign patent applications and all costs and fees relating to the preparation and filing of patents covered by Patent Rights in Section 1.1 will be borne by Licensee. This includes patent preparation and prosecution costs for this Invention incurred by The Regents prior to the execution of this Agreement. Such costs will be due upon execution of this Agreement and will be payable at the time that the license issue fee is payable. The costs of all interferences and oppositions will be considered prosecution expenses and also will be borne by Licensee. Licensee will reimburse The Regents for all costs and charges within 30 days following receipt of an itemized invoice from The Regents for same.

         16.6. The obligation of Licensee to underwrite and to pay patent preparation, filing, prosecution, maintenance, and related costs will continue for costs incurred until three months after receipt by either party of a Notice of Termination with respect to a particular patent application or patent within the Patent Rights provided, however, that The Regents provides Licensee with written notification, at least three months prior to the effective date of the termination, that such costs are anticipated. Licensee will reimburse The Regents for all patent costs incurred during the term of the Agreement and for three months thereafter whether or not invoices for such costs are received during the three-month period after receipt of a Notice of Termination. Licensee may with respect to any particular patent application or patent terminate its obligations with the patent application or patent in any or all designated countries upon three months written notice to The Regents. The Regents may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense, provided, however, that Licensee will have no further right or licenses thereunder.

         16.7. Licensee will notify The Regents of any change of its status as a small entity (as defined by the United States Patent and Trademark Office) and of the first sublicense granted to an entity that does not qualify as a small entity as defined therein.

         16.8. The Regents acknowledges that Licensee will be conducting independent research and development activities with respect to the Biological Materials, Biological Products, and/or the Patent Rights, and recognizes that such independent research and development may result in patentable inventions and other intellectual property owned by Licensee. The Regents hereby consents to the filing of any patent applications, even if any Biological Materials or Biological Products are within the scope of one or more claims of any such patent application.

                              17.  Patent Marking

         17.1. Licensee will mark all Products made, used, or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

                            18.  Patent Infringement

         18.1. In the event that Licensee, or The Regents' licensing associate responsible for administering this Agreement, or Resident Counsel of the Regents' Office of Technology Transfer learns of the substantial infringement of any patent licensed under this Agreement, to the extent contractually able to, it will call the attention to the other party hereto in writing and will provide reasonable evidence of such infringement. Both parties to this Agreement acknowledge that during the period and in a jurisdiction where Licensee has exclusive rights under this Agreement, neither will notify a third party of the infringement of any of Patent Rights without first obtaining consent of the other party, which consent will not be unreasonably withheld. Both parties will use their best efforts in cooperation with each other to terminate such infringement without litigation.

         18.2. Licensee may request that The Regents take legal action against the infringement of Patent Rights. Such request must be made in writing and must include reasonable evidence of such infringement and damages to Licensee. If the infringing activity has not been abated within 90 days following the effective date of such request, The Regents will have the right to elect to:

                 18.2.1.  commence suit on its own account; or

                 18.2.2.  refuse to participate in such suit.

         18.3. The Regents will give notice of its election in writing to Licensee by the end of the 100th day after receiving notice of such request from Licensee. Licensee may thereafter bring suit for patent infringement if and only if The Regents elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where Licensee had exclusive rights under this Agreement. However, in the event Licensee elects to bring suit in accordance with this paragraph, The Regents may thereafter join such suit at its own expense.

         18.4. Such legal action as is decided upon will be at the expense of the party on account of whom suit is brought and all recoveries recovered thereby will belong to such party, provided, however, that legal action brought jointly by The Regents and Licensee and participated in by both will be at the joint expense of the parties and all recoveries will be allocated in the following order: ***



*** CONFIDENTIAL TREATMENT REQUESTED

***

         18.5. Each party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation will be controlled by the party bringing the suit, except that The Regents may be represented by counsel of its choice in any suit brought by Licensee.

                              19.  Indemnification

         19.1. Licensee will (and require its sublicensees to) indemnify, hold harmless, and defend The Regents and HHMI, their officers, employees, and agents; the sponsors of the research that led to the Invention; the inventors of any invention covered by patents or patent applications in Patent Rights (including the Products and Patent Method contemplated thereunder) and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense. This indemnification will include, but will not be limited to, any product liability.

         19.2. Licensee, at its sole cost and expense, will insure its activities in connection with the work under this Agreement and obtain, keep in force, and maintain insurance as follows: (or an equivalent program of self insurance)

         Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:



                 #   Each Occurrence                            $1,000,000

                 #   Products/Completed Operations Aggregate    $1,000,000



*** CONFIDENTIAL TREATMENT REQUESTED

                 #   Personal and Advertising Injury            $1,000,000

                 #   General Aggregate (commercial form only)   $1,000,000

         19.3. As of and following the date of commencement of any clinical trial with respect to a Product marketed by Licensee, Licensee shall increase insurance coverage under Section 19.2 immediately above from $1,000,000 to an aggregate of $3,000,000. As of and following the date of commencement of any sales of such Products, Licensee shall increase insurance coverage under
Section 19.2 to an aggregate of $5,000,000. It should be expressly understood, however, that the coverages and limits referred to under the above will not in any way limit the liability of Licensee. Licensee will furnish The Regents with certificates of insurance evidencing compliance with all requirements. Such certificates will:

                 19.3.1. Provide for 30 day advance written notice to The Regents of any modification;

                 19.3.2. Indicate that The Regents has been endorsed as an additional Insured under the coverages referred to under the above; and

                 19.3.3. Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by The Regents.

         19.4. The Regents will promptly notify Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article 19. (Indemnification). Licensee will keep The Regents informed on a current basis of its defense of any claims pursuant to this Article 19. (Indemnification). It is understood that Licensee shall have the right to control the defense and settlement of any such claim or suit, except Licensee shall not enter into any settlement which
(i) makes any admission of wrongdoing on the part of The Regents, or (ii) admits that any of the Patent Rights of The Regents are invalid, unenforceable, or not infringed without prior written consent of The Regents.

                                  20.  Notices

         20.1. Any notice or payment required to be given to either party will be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or (b) five days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or to another address as it may designate by written notice given to the other party.



         In the case of Licensee:       AURORA BIOSCIENCES, CORP.
                                        11149 North Torrey Pines Road
                                        La Jolla, CA  92037
                                        Attention: President
                                        (619) 452-5000



         In the case of The Regents:    THE REGENTS OF THE UNIVERSITY
                                          OF CALIFORNIA
                                        1320 Harbor Bay Parkway, Suite 150
                                        Alameda, California  94502
                                        Tel:  (510) 748-6600
                                        Fax:  (510) 748-6639
                                        Attention:  Executive Director;
                                                    Research Administration
                                                    and Office of Technology
                                                    Transfer
                                        Referring to:  U.C. Case Nos. 93-289,
                                        95-110, 95-219, 96-044, 96-160, 96-161,
                                        96-162, and 96-191

                               21.  Assignability

         21.1. This Agreement is binding upon and will inure to the benefit of The Regents, its successors and assigns, but shall be personal to Licensee and assignable by Licensee only with the written consent of The Regents, which consent shall not be unreasonably withheld; provided, however, Licensee may assign this Agreement to an Affiliate or Joint Venture or in connection with the sale or transfer of substantially all the assets of Licensee relating to the subject matter of this Agreement, without written consent of The Regents.

                               22.  Late Payments

         22.1. In the event royalty payments or fees or patent prosecution costs are not received by The Regents when due, Licensee will pay to The Regents interest charges at a rate of ten percent (10%) simple interest per annum. Such interest will be calculated from the date payment was due until actually received by The Regents. Acceptance by The Regents of any late payment interest from Licensee under this Section 22.1 will in no way affect the provision of Article 23. (Waiver) herein.

                                  23.  Waiver

         23.1. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth will be deemed a waiver as to any subsequent and/or similar breach or default.

                            24.  Failure to Perform

         24.1. In the event of a failure of performance due under the terms of this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party will be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

                              25.  Governing Laws

         25.1. THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of such patent or patent application.

                    26.  Government Approval or Registration

         26.1. If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee will assume all legal obligations to do so. Licensee will notify The Regents if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement.
Licensee will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

                            27.  Export Control Laws

         27.1. Licensee will observe all applicable United States and foreign laws with respect to the transfer of Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

                               28.  Force Majeure

         28.1. The parties to this Agreement will be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any acts of God, catastrophes, or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lock-outs, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. However, any party to this Agreement will have the right to terminate this Agreement upon 30 days' prior written notice if either party is unable to fulfill its obligations under this Agreement due to any of the causes mentioned above and such inability continues for a period of one
year.  Notices will be subject to Article 20. (Notices).   When such events
have abated, the parties' respective obligations hereunder shall resume.

                              29.  Confidentiality

         29.1. Licensee and The Regents respectively will treat and maintain the proprietary business, patent prosecution, software, engineering drawings, process and technical information, and other proprietary information ("Proprietary Information") of the other party in confidence using at least the same degree of care as that party uses to protect its own proprietary information of a like nature for a period from the date of disclosure until five years after the date of termination of this Agreement. This confidentiality obligation will apply to the information defined as "Data" under the Secrecy Agreement, and such Data will be treated as Proprietary Information hereunder.

         29.2. All Proprietary Information will be labeled or marked confidential or as otherwise similarly appropriate by the disclosing party, or if the Proprietary Information is orally disclosed, it will be reduced to writing or some other physically tangible form, marked and labeled as set forth above by the disclosing party, and delivered to the receiving party within 30 days after the oral disclosure as a record of the disclosure and the confidential nature thereof. Notwithstanding the foregoing, Licensee and The Regents may use and disclose Proprietary Information to its employees, agents, consultants, contractors, and, in the case of Licensee, its sublicensees, provided that any such parties are bound by a like duty of confidentiality.

         29.3. Nothing contained herein will in any way restrict or impair the right of Licensee or The Regents to use, disclose, or otherwise deal with any Proprietary Information:

                 29.3.1. that recipient can demonstrate by written records was previously known to it;

                 29.3.2. that is now, or becomes in the future, public knowledge other than through acts or omissions of recipient;

                 29.3.3. that is lawfully obtained without restrictions by recipient from sources independent of the disclosing party;

                 29.3.4. that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency;

                 29.3.5. that is furnished to a third party by the recipient with similar confidentiality restrictions imposed on such third party, as evidenced in writing; or

                 29.3.6. that The Regents is required to disclose pursuant to the California Public Records Act or other applicable law.

         29.4. Upon termination of this Agreement, Licensee and The Regents will destroy or return to the disclosing party proprietary information received from the other in its possession within 15 days following the effective date of termination. Licensee and The Regents will provide each other, within 30 days following termination, with a written notice that Proprietary Information has been returned or destroyed. Each party may, however, retain one copy of Proprietary Information for archival purposes in nonworking files.

                               30.  Miscellaneous

         30.1. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         30.2. This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it will be effective as of the date recited on page one.

         30.3. No amendment or modification hereof will be valid or binding upon the parties unless made in writing and signed on behalf of each party.

         30.4. This Agreement embodies the entire understanding of the parties and will supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. The Letter Agreements, the Option Agreement, and the Secrecy Agreements specified in the Recitals of this Agreement are hereby terminated.

         30.5. In case any of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, but this Agreement will be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

         The Regents and Licensee execute this Agreement in duplicate originals by their respective, authorized officers on the date indicated.



Aurora Biosciences Corporation              The Regents of the University
                                                        of California



By__________________________________        By_________________________________
               (Signature)                                  (Signature)



Name________________________________        Name      Terence A. Feuerborn
             (Please Print)



Title_______________________________        Title     Executive Director
                                                      Research Administration
                                                      and Office of Technology
                                                      Transfer



Date________________________________        Date_______________________________

                              APPENDIX A - PAGE 1A

                   University of California/San Diego (UCSD)

                 Instructions for Standard Letter Transmitting
                    Biological Materials to Universities and
                            Non-Profit Institutions



         The attached letter is authorized for use by University of California, UCSD Principal Investigators and Administrators only with Scientists and other universities and nonprofit research institutions when transmitting cell lines, plasmids and the like for non-commercial research purposes.

1. Choose the appropriate form of university or nonprofit research institution in paragraph 2.

2. Choose whether or not to include the phrase "our cooperative" in paragraph 2.

3. Insert in paragraph 4 the amount of processing charge. If the material is to be shipped at no charge, insert the words "no charge".

4.       Send the letter in duplicate to the other scientists.

5. Do not send biological materials until you receive the duplicate copy executed by both the scientist and the other institution.

6.       Send a copy of the fully executed letter agreement to:

         Terence A. Feuerborn
         Executive Director
         Research Administration
         and Technology Transfer
         1320 Harbor Bay Parkway
         Suite 150
         Alameda, CA 94501

7. Any changes in the wording of this standard letter must be reviewed by the Executive Director of the Office of Technology Transfer before acceptance.

Note: Do not use this letter for the exchange of living plants. A separate "Testing Agreement for the Plant Varieties" is available for that purpose.

                              APPENDIX A - PAGE 2A



           SAMPLE LETTER FOR USE PRIOR TO TRANSMISSION OF BIOLOGICAL
            MATERIALS TO INVESTIGATORS AT UNIVERSITIES OR NON-PROFIT
                             RESEARCH INSTITUTIONS


                                     (date)


                                  IN DUPLICATE


To:_____________________

         This is to (acknowledge receipt of your letter) (confirm our telephone conversation) in which you requested certain research materials developed in this laboratory be sent to you for scientific research purposes. The materials concerned, which belong to The Regents of the University of California/San Diego Campus (UCSD) are _______________.

         While I cannot transfer ownership of these materials to you, I will be pleased to permit your use of these materials within your (university) (Non-Profit Research Institution) laboratory for (our cooperative) scientific research. However, before forwarding them to you, I require your agreement that the materials will be received by you only for use in (our cooperative work) (scientific research), that you will bear all risk to you or any others resulting from your use, and that you will not pass these materials, their progeny or derivatives, on to any other party or use them for commercial purposes without the express written consent of The Regents of the University of California. You understand that no other right or license to these materials, their progeny or derivatives, is granted or implied as a result of our transmission of these materials to you.

         These materials are to be used with caution and prudence in any experimental work, since all of their characteristics are not known.

         As you recognize, there is a processing cost to us involved in providing these materials to you. We will bill you for our processing costs, which will amount to $_________________.

         If you agree to accept these materials under the above conditions, please sign the enclosed duplicate copy of this letter, then have it signed by an authorized representative of your institution, and return it to me. Upon receipt of that confirmation I will forward the material(s) to you.

                              APPENDIX A - PAGE 3A


(Note: other paragraphs discussing the relevant literature, the nature of the work, hazards relating to materials to be sent etc. may be appropriate. These will vary depending on the individual circumstances and the relationship between the two parties previously established. Be sure to retain a signed copy when received and send a photocopy of the completed agreement to the University of California Patent Administrator, Office of Technology Transfer, Systemwide Administration, 1320 Harbor Bay Parkway, Suite 150, Alameda, CA 94502)


Sincerely yours,



ACCEPTED:

RESEARCH INVESTIGATOR


______________________
Printed Name


______________________
(Signature)


______________________
Date



RESEARCH UNIVERSITY OR
NON-PROFIT INSTITUTION


______________________
Printed Name


_______________________
(Signature)


_______________________
Date

                              APPENDIX B - PAGE 1B


         The INVENTORS listed below understand and agree to abide by the terms and conditions of Article 12 (MAINTENANCE OF THE BIOLOGICAL MATERIALS) of the Exclusive License Agreement between The Regents of the University of California and Aurora Biosciences, Corp. effective ______________________, 1996, and to instruct all relevant personnel working within their laboratory to act accordingly. Said paragraph reads, in part, as follows:

         "12.1 The Regents shall instruct Roger Tsien that if The Regents circulates any of the Biological Materials to third parties for noncommercial research purposes, it shall only do so under the terms and conditions set forth in the biological material transmission letter attached hereto as Appendix A. The Regents expressly reserves the right to transfer the Biological Materials to non-profit entities strictly for noncommercial research purposes in the manner set forth above. The Regents agrees that it will not otherwise transfer the Biological Materials. The Licensee acknowledges that The Regents' right to so transfer the Biological Materials could lead to the inadvertent loss or diminution of the proprietary commercial value of the Biological Materials."


         The Biological Materials is defined in said Agreement as follows:

         "1.2    Biological Materials" means (i) the chemical reagents and
biological materials owned by The Regents and listed in Appendix D attached hereto and provided to Licensee by The Regents pursuant to the April 26, 1996 Letter Agreement, and (ii) any other chemical reagents or biological materials elected for inclusion under this Agreement by Licensee pursuant to Section 2.11 below."


By:



______________________________             _____________________________
           (Inventor)                                   Date

                              APPENDIX C - PAGE 1C


    CHANCELLOR APPROVAL OF COMMERCIAL RESTRICTIONS OF TANGIBLE RESEARCH PRODUCTS

         In May 1989, the University of California issued the Guidelines on University-Industry Relations ("Guidelines"). Guideline 10 entitled "Tangible Research Products" requires that when the commercial availability of tangible research products resulting from the conduct of research are restricted by a license, approval must be obtained from the Chancellor of the campus where the research took place.

         The License Agreement between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA ("The Regents") and AURORA BIOSCIENCES, CORP. ("Licensee") entitled "Fluorescent Assay Technologies" contains provisions that restrict the transfer of certain tangible research products to commercial competitors of the Aurora Biosciences, Corp. and requires that tangible research products transferred for educational and research purposes be conveyed under a biological material transfer agreement that permits the University to retain the discretion to publish any results of research at any time and to disseminate the tangible materials for educational and research purposes.

         Approval of the provisions of the License Agreement that restrict the commercial availability of tangible research products is indicated below.


Approval:



______________________________             _____________________________
Majorie C. Caserio                         Date
Interim Chancellor

                              APPENDIX D - PAGE 1D


***  CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX D - PAGE 2D



 *** CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX D - PAGE 3D



 *** CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX D - PAGE 4D



***CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX D - PAGE 5D



***CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX D - PAGE 6D


***CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX D - PAGE 7D




***CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX D - PAGE 8D


***CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX D - PAGE 9D



***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 10D


***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 11D



***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 12D


***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 13D



***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 14D



***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 15D


GREEN FLUORESCENT PROTEINS
         ***

***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 16D



***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 17D



***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 18D


***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 19D



***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 20D



***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 21D



***CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX E - PAGE 1E



                               Research Reagents


***



060596


***CONFIDENTIAL TREATMENT REQUESTED



                                       66